UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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INTELIQUENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following email was sent from Matthew Carter, Jr., President and Chief Executive Officer of Inteliquent, Inc. (“Inteliquent”) to Inteliquent employees on November 2, 2016:

Team -

The purpose of this letter is to brief you on an historic announcement for Inteliquent. This afternoon, we announced that IQNT has entered into a definitive agreement to be acquired by an affiliate of GTCR, a Chicago-based private equity firm, and merged with a subsidiary of Onvoy, a fast-growing communications enablement provider owned by GTCR.

Under the terms of the definitive agreement, GTCR will pay $23/share in cash to acquire IQNT. This represents a 37% premium to our closing price on November 1.

Because IQNT is a public company, we unfortunately were unable to talk about it with all of you before now. Additional details regarding the transaction are set forth in the press release announcing the transaction, a copy of which accompanies this letter.

I will host a Town Hall Meeting today at 4:00 to discuss this transaction in greater detail. Details regarding meeting location and logistics will be provided soon. However, here are some expanded thoughts about the acquisition:

First: This is a tremendous milestone for our business. This agreement is a testament to the outstanding team we have assembled, the incredible business we have created, and the platform we have developed. It validates the value of our Growth Forward strategy, and you should be exceptionally proud.

Second: I am incredibly excited about the potential this agreement unlocks for us. When GTCR initially approached us, we didn’t believe discussions would progress. However, as we have gotten to know GTCR better, it has become clear that we share a common vision to create a market-leading interconnection and communications enablement provider. It also became clear that they were the right partner for Inteliquent, and that now is the right time to make that partnership happen.

GTCR made a compelling case that we would be stronger together with Onvoy, and we agree. We are confident about this next move for Inteliquent. GTCR has great respect for the network and technology we have built and taken to market, for our incredible team, and for our culture. GTCR is not buying IQNT for our individual components, but for the whole.

Third: We believe we can move faster and with more impact by leveraging the combination of our scale and resources with GTCR and Onvoy in a way that we would be unable to do on our own or with any other partner.

Fourth: I want to assure you that Inteliquent will maintain a significant presence in Chicago after the transaction closes. As with any deal of this nature, there are many transition details still to be worked out. But we will maintain a substantial Chicago presence. We will provide you with more information on a regular basis as the transaction proceeds toward closing.

So what happens next? Although we have signed a definitive agreement, we do not anticipate the deal closing until the first half of 2017, once regulatory approvals and other customary closing conditions have been satisfied. Until then, we will continue operating in a “business as usual” mode. In the near term, and throughout the transaction process, we do not anticipate changes to our organization outside of the ordinary course of business. You will receive regular updates through Town Hall Meetings, emails, or other communications, regarding the status of this process through closing.

But right now you should pause for a moment and be proud. Whether you have been at Inteliquent for ten years, ten weeks, or ten days, you joined a great company, and it will continue to be a great company. We have pioneered many amazing accomplishments, and I am confident that we have many more accomplishments to celebrate ahead of us.

You have been a part of building the great history and equity of Inteliquent over the years. Today, that value is being recognized by this offer to take Inteliquent private and to provide us with more opportunity than ever to do what we do best.

Thank you for all that you do to make Inteliquent successful.

Sincerely,

Matt Carter

President and CEO

Important Information and Where to Find It

In connection with the proposed transaction contemplated by the Agreement and Plan of Merger, dated November 2, 2016, by and among the Company, Onvoy Igloo Merger Sub, Inc. and Onvoy, LLC (the “Merger Agreement”), the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s stockholders a definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE DEFINITIVE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders may obtain a free copy of the Company’s filings with the SEC at the Company’s website at http://ir.inteliquent.com/sec.cfm or by directing a written request to: Inteliquent, Inc., 550 West Adams Street, Suite 900, Chicago, Illinois 60661, Attn: Investor Relations.

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information about directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2016 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 8, 2016. Additional information regarding these individuals and other persons who may be deemed to be participants in the solicitation of proxies, as well as any direct or indirect interests they may have in the proposed transaction, will be included in the definitive proxy statement with respect to the proposed transaction that the Company will file with the SEC and furnish to the Company’s stockholders.

Forward Looking Statements

Statements herein regarding the proposed transaction contemplated by the Merger Agreement, future financial and operating results, benefits and synergies of the transaction, future opportunities for the companies and any other statements about future expectations and the intent of any parties about future actions constitute “forward-looking statements” as defined in the federal securities laws. Forward-looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions. Such statements are based upon current beliefs, expectations and assumptions and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) conditions to the closing of the transaction may not be satisfied; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) the Company may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (7) the ability to recognize benefits of the transaction; (8) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, stockholders unaffiliated with the proposed transaction will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with statements that are included herein and in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, which are available on the SEC’s website at http://www.sec.gov. The Company believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company, Onvoy or the Sponsors (as defined in the Merger Agreement) or persons acting on any of their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company, Onvoy and the Sponsors hereby disclaim any obligation to update or revise forward-looking statements as a result of developments occurring after the date hereof unless required by law. Past financial or operating performance are not necessarily reliable indicators of future performance and you should not use our historical performance to anticipate results or future period trends.